SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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TAIWAN FUND, INC.

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE TAIWAN FUND, INC.

ADJOURNED MEETING NOTICE:  ANNUAL MEETING OF STOCKHOLDERS

Tuesday, March 24, 2009

YOUR IMMEDIATE ATTENTION IS REQUESTED

We are writing to inform you that the Annual Meeting of Stockholders of The Taiwan Fund, Inc. (the "Fund") has been adjourned to Tuesday, March 24, 2009 at 1:00 p.m. Eastern Time at the offices of State Street Bank and Trust Company, 4 Copley Place, Boston, MA 02116.

The Fund's records indicate that as of December 1, 2008 ("Record Date" for the Meeting), you held shares of the Fund and, therefore, you are entitled to vote on the matters set forth on the proxy card.  Our records indicate that we have not yet received your vote.

REMEMBER:  Your vote is important, no matter how large or small your holdings may be.

At the adjourned meeting, you are being asked to approve a new form of Discretionary Investment Management Contract (the “New Management Agreement”) between the Fund and HSBC Global Asset Management (Taiwan) Limited, the Fund’s Adviser.  Specifically, shareholders are being asked to approve a simplified agreement that will give the Fund greater flexibility in how it invests its assets in the future.  The New Management Agreement, if approved, will allow the Fund to invest in securities of Taiwan companies that are listed on stock exchanges other than the TSE.   The compensation to be paid to the Adviser under the New Management Agreement is identical to the compensation currently being paid to the Adviser under the Current Agreements.

Approval of the New Management Agreement will require the affirmative vote of a majority of the Fund’s outstanding shares of common stock. As defined in the 1940 Act, a “majority of the outstanding shares” means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if a quorum is present, or 50% of the outstanding securities. For this purpose, a failure to vote will have the effect of a vote to disapprove the proposed amendment.

We are pleased to note that both RiskMetrics and Glass, Lewis & Co., the leading independent proxy advisory services, have recommended that shareholders vote in favor of the New Management Agreement.

While we have received overwhelming support to date, we do not have a sufficient number of shares voting in favor to pass the proposal.  Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings.  Your vote can be cast quickly and easily by signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided.  You may also vote by telephone or Internet by following instructions on your proxy card.

If we have not received your proxy as the date of the adjourned Annual Meeting approaches, you may receive a call asking you to exercise your right to vote.  Georgeson Inc. has been retained by the Fund to make follow-up phone calls to help secure the remaining votes needed for the Meeting.

Thank you in advance for your participation and your consideration in this extremely important matter.

On behalf of your Board of Directors,

Adelina Louie
Secretary